Exhibit 99.1

March 13, 2025

Fellow Shareholders,

2024 was a year of resilience, disciplined execution, and strategic growth for Emeren. Despite currency headwinds and project sale delays, we successfully monetized renewable energy assets, expanded our energy storage footprint, and generated positive free cash flow in Q4. Our Independent Power Producer (IPP) and Development Service Agreement (DSA) segments provided high margins and stable cash flows, while strategic project monetization strengthened our financial position. We ended the year with $50.0 million in cash, up 40% sequentially, positioning us for continued growth in 2025.

Resilient Growth Driving Free Cash Flow

In Q4 2024, we generated $10.5 million in operating cash flow and over $5 million in free cash flow, further strengthening our financial position amid a challenging market landscape. For the full year, we achieved $6.9 million in adjusted EBITDA, demonstrating disciplined execution and a high-margin business model.

Our capital-light model fueled profitable growth while supporting investment. Strong liquidity and efficiency position us to capitalize on 2025 project sales and opportunities.

Executing High-Margin Expansion

Our resilient high-margin IPP and DSA segments enabled us to deliver $34.6 million in revenue and $4.8 million in gross profit, achieving a solid 14% gross margin in Q4. While FX losses due to the strength of U.S. dollar impacted net income, our operating loss improved by 35% Y/Y in Q4, reflecting strong cost discipline.

Although project timing delays in the U.S. and Europe affected Q4 revenue recognition, these projects remain on track to close in 1H 2025, ensuring near-term revenue realization.

Q4 2024 Highlights

We achieved significant milestones across key markets in Q4, strengthening our position in renewable energy monetization and energy storage.

•	Europe:

o	Completed the COD sale of a 17 MW solar project portfolio in Poland, with 15 MW under a PPA, reinforcing our presence in a key market.

o	Executed a 462 MW DSA of battery energy storage system (BESS) in Italy with Arpinge, expanding our footprint in energy storage.

o	Finalized the sale of 65 MW of solar projects to Trina in Germany through a mixed DSA/SPA structure, reflecting the strength of our development partnerships.

•	United States:

o	Closed the COD sale of a 2.8 MW community solar project to Altus Power, demonstrating progress in the distributed generation segment.

•	China:

o	Commissioned 18 MWh BESS projects, successfully integrating them into Huaneng Power International’s Virtual Power Plant (VPP) platform, strengthening our participation in China’s evolving energy market.

These achievements highlight our ability to execute across multiple regions, ensuring efficient project monetization, expanding our renewable energy portfolio, and strengthening contracted cash flow generation.

Business Line Performance

DSA

The DSA business serves as a cornerstone of our high-margin growth strategy, providing strong revenue visibility while enabling us to monetize projects at early- and mid-development stages. We extended our DSA model into key markets, generating approximately $9.5 million (28% of Q4 revenue), primarily from Italy and Germany. For the full year, we generated approximately $19 million in DSA revenue, reflecting successful contract execution and geographic expansion.

As of December 31, 2024, we have secured DSA contracts with nine partners for 40 projects totaling over 2.8 GW, comprising 85% BESS and 15% PV. These agreements are expected to generate approximately $84 million in contracted revenue over the next two to three years, in addition to $19 million recognized in 2024, further reinforcing our financial stability. Additionally, about 2.5 GW of DSAs are under negotiation, representing a potential revenue pipeline of over $100 million.

With 75% of our DSA pipeline concentrated in Europe, we are well-positioned to benefit from strong regulatory support for renewable energy and increasing demand for energy storage solutions.

Solar Power Project Development

In addition to completing major transactions in Poland and the U.S., we were active in markets with strong long-term demand for renewable energy. Our solar development business continued to drive monetization opportunities, leveraging our expertise in advancing projects from development to sale. In 2024, we successfully monetized approximately 200 MW of solar PV projects, including 65 MW in Germany, 57 MW in France, 42 MW in Spain, 17 MW in Poland, 16 MW in China, and 3 MW in the U.S. We also monetized 1.3 GW of BESS projects, with 1,210 MW in Italy, 72 MW in the U.S., and 18 MW in China. These achievements reflect our disciplined approach to capital recycling while maintaining a robust development pipeline to support future growth, reinforcing our position as a leader in the sector.

IPP

The IPP segment was a cornerstone of our profitability, providing stable and predictable cash flows from long-term operating assets. In 2024, IPP revenue accounted for approximately 31% of total revenue and 64% of total gross profit, underscoring its high-margin contribution to our financial performance. The segment generated $5.4 million in Q4, down from Q3 due to seasonality.

Our well-balanced IPP portfolio spans Europe and China, with a growing U.S. presence. In Q4, we optimized assets, including Branston in the U.K., and advanced our energy storage integration strategy. Notably, our newly commissioned 18 MWh BESS in China is now fully integrated into Huaneng Power International’s Virtual Power Plant (VPP) platform, enhancing grid stability and efficiency.

With China’s merchant power market opening in 2025, our BESS assets are well-positioned to capitalize on price arbitrage, further strengthening long-term profitability and financial resilience.

Full-Year 2024 Financial Summary

For full-year 2024, we generated $92.1 million in revenue and $24.1 million in gross profit, achieving a 26% gross margin. We reported an operating loss of $0.5 million, while non-cash FX losses resulted in a net loss1 of $12.5 million.

Despite FX headwinds, operating cash flow improved significantly toward breakeven, reaching negative $4.2 million compared to negative $23.5 million a year ago. Adjusted EBITDA rose to $6.9 million, reflecting disciplined financial execution. Over the year, we successfully monetized a significant volume of renewable energy assets, including solar and battery storage projects, strengthening our financial position and reinforcing our capital-efficient business model.

Our disciplined execution, successful project monetization, and strengthened financial position provide a strong foundation to scale our business efficiently while maintaining capital discipline.

Outlook & Catalysts

Looking ahead, we are confident in our ability to execute our growth strategy and deliver strong financial performance in 2025. The delay in Q4 revenue recognition does not reflect a loss of business, but rather timing issues, with the sale of these projects expected to close in 1H 2025. With a highly contracted revenue base, continued expansion of our DSA and IPP businesses, and strong tailwinds in the renewable energy sector, we are positioned for sustained profitability and long-term shareholder value creation.

Key drivers supporting our 2025 financial outlook include:

•	Strong contracted revenue base: We have secured about $84 million in contracted DSA revenue, with an additional over $100 million in potential revenue under negotiation, reinforcing long-term cash flow visibility.

•	Profitability from high-margin segments: Our DSA and IPP businesses are key profit drivers, contributing strong gross margins and stable cash flows. With increasing energy storage integration and disciplined execution, our emphasis on high-margin growth drives sustained profitability and financial strength.

•	Robust solar PV and BESS monetization pipeline: With 75% of our DSA pipeline concentrated in Europe, as well as strong solar and energy storage project sales in key markets, we are well-positioned to capitalize on growing demand. Overall, by the end of Q4 2024, our pipeline included over 4.3 GW of advanced-stage storage projects and 2.4 GW of advanced-stage solar PV projects, reinforcing our long-term growth potential.

•	Expansion in BESS and merchant power trading: Our newly commissioned 18 MWh BESS in China is now fully integrated into the Huaneng Power International VPP platform, and we are set to benefit from China’s merchant power market opening in 2025, unlocking new revenue streams through energy arbitrage.

1 Net loss attributed to Emeren Group Ltd.

We expect full-year 2025 revenue to be in the range of $80 million to $100 million, with a gross margin of approximately 30% to 33%. IPP revenue is anticipated to be between $28 million and $30 million, with a gross margin of approximately 50%. Our DSA segment is expected to contribute between $35 million and $45 million in revenue. We also expect to achieve positive operating cash flow in 2025.

For the first half of 2025, we anticipate revenue in the range of $30 million to $35 million, with a gross margin of approximately 30% to 33%.

Full Year 2024 Financial Highlights:

•	Revenue of $92.1 million, down 13% Y/Y, reflecting project timing shifts despite strong execution in high-margin segments.

•	IPP and DSA contributed 52% of total revenue, which demonstrates solid and stable revenue visibility.

•	Maintained a strong 26.2% gross margin, despite a slight Y/Y decline in gross profit to $24.1 million.

•	Operating loss narrowed significantly to $0.5 million from $8.7 million in 2023, reflecting improved profitability and cost discipline.

•	Adjusted EBITDA surged 102% Y/Y to $6.9 million, demonstrating strong margin expansion in DSA and IPP businesses.

•	Net loss widened to $12.5 million from $3.2 million in 2023, largely due to non-cash FX losses.

$ in millions	2024	2023	Y/Y
Revenue	$92.1	$105.6	-13%
Gross profit	24.1	25.0	-4%
Operating loss	(0.5)	(8.7)	+94%
EBITDA	(2.1)	4.9	$(7.1)
Adjusted EBITDA	6.9	3.4	+102%
Net loss attributed to Emeren Group Ltd	$(12.5)	$(3.2)	-292%

Revenue by segment:

Segment ($ in thousands)	2024 Revenue	% of Total Revenue
Project development	25,874	28%
IPP	28,903	31%
DSA	18,959	21%
EPC	17,332	19%
Others	999	1%
Total	92,067	100%

Note: “Others” comprises revenue from ancillary revenues and expenses and other unallocated costs and expenses.

Revenue by region:

Region ($ in thousands)	2024 Revenue	% of Total Revenue
Europe	66,963	73%
USA	7,273	8%
China	17,831	19%
Total	92,067	100%

Q4 2024 Financial Highlights:

•	Revenue of $34.6 million, down 23% Y/Y and up 169% Q/Q.

•	Gross profit of $4.8 million, down 6% Y/Y and 15% Q/Q.

•	Operating loss of $4.4 million, a 35% Y/Y improvement, despite a $6.5 million increase Q/Q.

•	Adjusted EBITDA of negative $2.4 million, a 27% Y/Y gain in performance.

•	Cash and cash equivalents at the end of Q4 2024 were $50.0 million, up from $35.8 million in Q3 2024.

•	Net loss widened to $11.8 million from $2.0 million in 2023, primarily due to FX losses and project timing.

$ in millions	Q4’24	Q3’24	Q/Q	Q4’23	Y/Y
Revenue	$34.6	$12.9	+169%	$45.0	-23%
Gross profit	4.8	5.6	-15%	5.1	-6%
Operating Income (loss)	(4.4)	2.1	$(6.5)	(6.7)	+35%
EBITDA	(11.5)	8.5	$(20.1)	1.1	$(12.6)
Adjusted EBITDA	(2.4)	4.1	$(6.4)	(3.2)	+27%
Net Income (loss) attributed to Emeren Group Ltd	$(11.8)	$4.8	$(16.6)	$(2.0)	-504%

Revenue by segment:

Segment ($ in thousands)	Q4’24 Revenue	% of Total Revenue
Project development	18,457	53%
IPP	5,414	16%
DSA	9,507	28%
EPC	493	1%
Others	679	2%
Total	34,550	100%

Note: “Others” comprises revenue from ancillary revenues and expenses and other unallocated costs and expenses.

Revenue by region:

Region ($ in thousands)	Q4’24 Revenue	% of Total Revenue
Europe	25,901	75%
USA	5,249	15%
China	3,400	10%
Total	34,550	100%

Advanced-Stage and Early-Stage Solar Development Project Pipeline

Project Pipeline by Region (as of December 31, 2024):

Region	Advanced Stage	Early Stage	Total (MW)
Europe	1,439	3,855	5,294
U.S.	941	1,296	2,237
China	28	—	28
Total	2,408	5,151	7,559

Project Pipeline by Country (as of December 31, 2024):

Country	Advanced Stage	Early Stage	Total (MW)
Poland	399	—	399
U.K.	100	163	263
Spain	214	3,033	3,247
Germany	129	177	306
France	114	5	119
Italy	483	477	960
U.S.	941	1,296	2,237
China	28	—	28
Total	2,408	5,151	7,559

Advanced-Stage and Early-Stage Solar Storage Project Pipeline

Project Pipeline by Region (as of December 31, 2024):

Region	Advanced Stage	Early Stage	Total (MW)
Europe	3,108	3,023	6,131
U.S.	1,105	1,057	2,162
China	43	—	43
Total	4,256	4,080	8,336

Project Pipeline by Country (December 31, 2024):

Country	Advanced Stage	Early Stage	Total (MW)
Poland	878	50	928
U.K.	170	275	445
Spain	10	1,522	1,532
France	14	—	14
Italy	2,036	673	2,709
Germany	—	503	503
U.S.	1,105	1,057	2,162
China	43	—	43
Total	4,256	4,080	8,336

Notes: The average hours per MW vary across regions. For example, in the U.S. and Europe, it ranged from 4 - 8 hours per MW of storage, while in China, it was ~2 hours.

Growing IPP Asset Portfolio in Attractive PPA Regions

As of December 31, we owned and operated IPP assets comprising approximately 293 MW of solar PV projects and 54 MWh of storage.

Operating Assets	PV Capacity (MW)	Storage (MWh)
China DG	167	54
Europe	102	-
U.S.	24	-
Total	293	54

Q4 2024 Financial Results:

All figures refer to the fourth quarter of 2024, unless stated otherwise.

Revenue

Revenue of $34.6 million declined 23% Y/Y, primarily due to project delays pending government approvals. However, it surged 169% Q/Q, driven by successful project monetization. While timing delays in the U.S. and Europe impacted Q4 revenue recognition, these projects remain on track to close in 1H 2025, providing strong near-term visibility.

Gross Profit and Gross Margin

Gross profit was $4.8 million, compared to $5.6 million in Q3 2024 and $5.1 million in Q4 2023. Gross margin was 13.9%, down from 43.8% in Q3 2024 but up from 11.3% in Q4 2023. The year-over-year improvement reflects the continued strength of our high-margin IPP and DSA businesses.

Operating Expense

Operating expenses were $9.2 million, up from $3.5 million in Q3 2024 but down from $11.8 million in Q4 2023. The annual decline was primarily due to fewer write-offs and the absence of asset impairment losses.

Net loss attributable to Emeren Group Ltd’s common shareholders

Net loss attributable to Emeren Group Ltd’s common shareholders was $11.8 million, compared to net income of $4.8 million in Q3 2024 and net loss of $2.0 million in Q4 2023.

Diluted net loss attributable to Emeren Group Ltd’s common shareholders per American Depositary Share (“ADS”) was $0.23, compared to diluted net income of $0.09 in Q3 2024 and diluted net loss of $0.04 in Q4 2023.

Cash Flow

Cash provided by operating activities was $10.4 million; cash used in investing activities was $5.0 million, and cash provided by financing activities was $2.8 million.

Financial Position

Cash and cash equivalents at the end of Q4 2024 were $50.0 million compared to $35.8 million in Q3 2024.

Net asset value (NAV) is approximately $5.9 per ADS.

Our debt-to-asset ratio at the end of Q4 2024 was 11.23%, compared to 10.18% at the end of Q3 2024.

Conclusion

The renewable energy sector is benefiting from strong tailwinds, driven by the global shift toward sustainability and the increasing role of solar and energy storage to meet rising power demand. Our disciplined execution, robust contracted revenue base, and expanding presence in high-margin segments position us for sustained growth. As we enter 2025, we remain focused on leveraging our strengths in Development Service Agreement (DSA), Independent Power Producer (IPP), and energy storage to drive long-term value creation. With a clear strategy, strong financial foundation, and commitment to innovation, we are confident in our ability to capitalize on industry momentum and deliver lasting shareholder value.

Sincerely,

Yumin Liu	Ke Chen
Chief Executive Officer	Chief Financial Officer

Fourth Quarter and Full Year 2024 Earnings Results Conference Call

We will host a conference call today to discuss our fourth quarter and full year 2024 business and financial results. The call is scheduled to begin at 5:00 p.m. U.S. Eastern Time on Thursday, March 13, 2025.

Please register in advance to join the conference call using the link provided below and dial in 10 minutes before the call is scheduled to begin. Conference call access information will be provided upon registration.

Participant Online Registration:

https://register.vevent.com/register/BI53bf135272a04765b47f029df565b83d

Audio-only Webcast:

https://edge.media-server.com/mmc/p/wfuup2dn

Additionally, an archived webcast of the conference call will be available on the Investor Relations section of Emeren Group Ltd's website at https://ir.emeren.com/.

Safe Harbor Statement

This press release contains statements that constitute ''forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. Whenever you read a statement that is not simply a statement of historical fact (such as when the Company describes what it "believes," "expects" or "anticipates" will occur, what "will" or "could" happen, and other similar statements), you must remember that the Company’s expectations may not be correct, even though it believes that they are reasonable. The Company does not guarantee that the forward-looking statements will happen as described or that they will happen at all. Further information regarding risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements is included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s annual report on Form 10-K. The Company undertakes no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though the Company’s situation may change in the future.

For investor and media inquiries, please contact:

Emeren Group Ltd - Investor Relations
+1 (925) 425-7335
ir@emeren.com

The Blueshirt Group
Gary Dvorchak
+1 (323) 240-5796
gary@blueshirtgroup.co

Appendix 1: Unaudited Consolidated Statement of Operations

	Three Months Ended			Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023

	(in thousands, except per ADS data and ADS)
Net revenues	$34,550	$12,860	$44,972	$92,067	$105,642
Cost of revenues	(29,763)	(7,229)	(39,899)	(67,945)	(80,629)
Gross profit	4,787	5,631	5,073	24,122	25,013

Operating expenses:
Sales and marketing	(59)	(8)	(105)	(183)	(398)
General and administrative	(9,196)	(3,959)	(9,272)	(23,131)	(25,961)
Other operating expenses, net	80	477	(2,075)	(1,312)	(5,624)
Impairment loss of assets	-	-	(366)		(1,691)
Total operating expenses	(9,175)	(3,490)	(11,818)	(24,626)	(33,674)

Income (loss) from operations	(4,388)	2,141	(6,745)	(504)	(8,661)
Other (expenses) income:
Interest (expenses) income, net	(231)	(431)	(574)	(559)	(411)
Investment (loss) gain	-	(4)	39	(4)	278
Unrealized foreign exchange (loss) gain	(9,047)	4,615	5,850	(8,522)	5,892
Total other (expense) income, net	(9,278)	4,180	5,315	(9,085)	5,759

Income (loss) before income tax	(13,666)	6,321	(1,430)	(9,589)	(2,902)

Income tax benefit (expenses)	1,124	(647)	(2,051)	(2,021)	(2,529)
Net income (loss)	(12,542)	5,674	(3,481)	(11,610)	(5,431)

Less: Net income (loss) attributed to non-controlling interests	(755)	831	(1,531)	867	(2,245)
Net Income (loss) attributed to Emeren Group Ltd	(11,787)	4,843	(1,950)	(12,477)	(3,186)

Income (loss) attributed to Emeren Group Ltd per ADS
Basic	$(0.23)	$0.09	$(0.04)	$(0.24)	$(0.06)
Diluted	$(0.23)	$0.09	$(0.04)	$(0.24)	$(0.06)

Weighted average number of ADS used in computing loss per ADS*
Basic	51,317,227	51,254,956	55,197,797	51,845,257	56,526,716
Diluted	51,317,227	51,352,136	55,197,797	51,845,257	56,526,716

*Each American depositary shares (ADS) represents 10 common shares

Appendix 2: Unaudited Consolidated Balance Sheet

	As of
	Dec 31, 2024	Dec 31, 2023

	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$50,012	$70,174
Accounts receivable trade, net	21,121	27,123
Accounts receivable unbilled, net	41,330	59,598
Advances to suppliers	568	4,283
Value added tax receivable	8,005	7,103
Project assets, current	54,267	39,914
Prepaid expenses and other current assets, net	16,085	18,255
Total current assets	191,388	226,450

Property, plant and equipment, net	194,839	163,114
Project assets, non-current	14,444	36,610
Operating lease, right-of-use assets	19,931	21,057
Finance lease, right-of-use assets	4,574	14,192
Other non-current assets	22,390	16,928
Total assets	$447,566	$478,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	11,892	16,203
Advances from customers	5,042	5,375
Amounts due to related parties	4,028	4,967
Long-term borrowings, current	1,181	1,385
Income tax payable	606	2,102
Salaries payable	1,265	718
Operating lease liabilities, current	659	363
Failed sales-leaseback and finance lease liabilities, current	5,014	4,559
Other current liabilities	19,831	21,320
Total current liabilities	49,518	56,992

Long-term borrowings, non-current	23,515	22,685
Operating lease liabilities, non-current	19,252	20,575
Failed sale-leaseback and finance lease liabilities, non-current	13,767	11,258
Deferred tax liabilities	3,494	3,532
Total liabilities	$109,546	$115,042

Commitments and contingencies
Shareholders’ equity
Common shares	806,714	806,714
Additional paid-in capital	15,104	14,728
Treasury stock, at cost	(49,146)	(41,938)
Accumulated deficit	(453,040)	(440,563)
Accumulated other comprehensive loss	(19,116)	(13,629)
Emeren Group Ltd shareholders’ equity	300,516	325,312
Non-controlling interest	37,504	37,997
Total shareholders’ equity	338,020	363,309
Total liabilities and shareholders’ equity	$447,566	$478,351

Appendix 3: Unaudited Consolidated Statement of Cash Flow

	Three Months Ended		Twelve Months Ended
	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023

	(in thousands)
Net cash provided by (used in) operating activities	$10,371	$7,236	$(4,215)	$(23,488)

Net cash provided by (used in) investing activities	(5,013)	6,941	(15,658)	15,309

Net cash provided by (used in) financing activities	2,772	(3,563)	(5,928)	(25,263)

Effect of exchange rate changes	6,126	379	5,639	(3,672)
Net increase (decrease) in cash and cash equivalents and restricted cash	14,256	10,993	(20,162)	(37,114)
Cash and cash equivalents and restricted cash, beginning of the period	35,756	59,181	70,174	107,288
Cash and cash equivalents and restricted cash, end of the period	$50,012	$70,174	$50,012	$70,174

Use of Non-GAAP Financial Measures

To supplement Emeren Group Ltd’s financial statements presented on a US GAAP basis, Emeren Group Ltd provides non-GAAP financial data as supplemental measures of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro-forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA, Adjusted EBITDA as non-GAAP financial measures of earnings.

•  EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization.

•  Adjusted EBITDA represents EBITDA plus discount of electricity subsidy in China, plus share-based compensation, plus impairment of long-lived assets, plus loss/(gain) on disposal of assets, plus foreign exchange loss/(gain).

Our management uses EBITDA, Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to access the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time.

We find these measures especially useful when reviewing pro-forma results of operations, which include large non-cash impairment of long-lived assets and loss on disposal of assets. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Appendix 4: Adjusted EBITDA

	Three Months Ended			Twelve Months Ended
	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023

	(in thousands)
Net income (loss)	$(12,542)	$5,674	$(3,481)	$(11,610)	$(5,431)
Income tax expenses (benefit)	(1,124)	647	2,050	2,021	2,529
Interest expenses (income), net	231	431	574	559	411
Depreciation & Amortization	1,917	1,781	1,979	6,919	7,438
EBITDA	$(11,518)	$8,533	$1,122	$(2,111)	$4,947
Discount of electricity subsidy in China	(35)	(83)	603	272	656
Share based compensation	133	106	203	370	1,443
Loss on disposal of property, plant and equipment	-	-	616	-	2,128
Interest income of discounted electricity subsidy in China	(2)	130	60	(198)	109
Foreign exchange loss (gain)	9,047	(4,615)	(5,850)	8,522	(5,892)
Adjusted EBITDA	$(2,375)	$4,071	$(3,246)	$6,855	$3,391